                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            NAVISTAR INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                       NAVISTAR INTERNATIONAL CORPORATION
                        455 North Cityfront Plaza Drive
                            Chicago, Illinois 60611

NOTICE OF 2000 ANNUAL MEETING OF SHAREOWNERS
TO BE HELD TUESDAY, FEBRUARY 22, 2000

To Our Shareowners:

    You are cordially invited to attend Navistar International Corporation's 2000 Annual Meeting of Shareowners. This year's meeting will be held at the Gleacher Center, University of Chicago, 6th Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois on Tuesday, February 22, 2000, at 11:00 a.m.

    The purposes of the Annual Meeting are:

   -  To elect 4 directors; and

   - To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    Shareowners of record at the close of business on January 7, 2000 are entitled to notice of and to vote at this meeting.

    YOUR VOTE IS IMPORTANT. Whether you plan to attend the meeting or not, we urge you to vote your shares via a toll-free telephone number or by signing and mailing the enclosed proxy card in the envelope provided. Instructions regarding both methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN K. COVEY

                                          Steven K. Covey
                                          Secretary
                                          January 18, 2000

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING....................................  COVER

INFORMATION ABOUT THE ANNUAL MEETING........................      1

INFORMATION ABOUT VOTING....................................      1

   Quorum Requirements......................................      2

   Required Vote............................................      2

   Other Matters............................................      2

ELECTION OF DIRECTORS.......................................      2

BOARD MEETINGS AND COMMITTEES...............................      5

DIRECTORS' COMPENSATION.....................................      6

NAVISTAR COMMON STOCK OWNERSHIP BY
   DIRECTORS AND OFFICERS...................................      7

PERSONS OWNING MORE THAN 5% OF NAVISTAR COMMON STOCK........      8

EXECUTIVE COMPENSATION......................................      9

   Committee on Compensation and Governance Executive
      Compensation Report...................................      9

   Performance Graph........................................     14

   Executive Compensation Tables............................     15

   Termination Arrangements.................................     17

   Retirement Plans.........................................     17

   Certain Related Transactions.............................     20

OTHER INFORMATION...........................................     21

   Annual Reports...........................................     21

   Section 16(a) Beneficial Ownership Reporting
      Compliance............................................     21

   Proxy Solicitation.......................................     21

   Shareowner Proposals for the 2001 Annual Meeting.........     21

   Independent Public Accountants...........................     21

                                PROXY STATEMENT

                       NAVISTAR INTERNATIONAL CORPORATION
                        455 NORTH CITYFRONT PLAZA DRIVE
                            CHICAGO, ILLINOIS 60611

                      INFORMATION ABOUT THE ANNUAL MEETING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Navistar International Corporation, a Delaware corporation, for use at the Annual Meeting of Shareowners. The meeting will be held at the University of Chicago in the Gleacher Center, 6th Floor, 450 North Cityfront Plaza Drive, Chicago, Illinois on Tuesday, February 22, 2000 at 11:00 a.m. This Proxy Statement summarizes information that we are required to provide you under the rules of the U.S. Securities and Exchange Commission and is designed to assist you in voting your shares. On or about January 18, 2000, we began sending these proxy materials to all shareowners of record at the close of business on January 7, 2000.

                            INFORMATION ABOUT VOTING

    Shareowners can vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy:

    -- By Telephone -- If you hold your shares in your own name rather than through a broker, you can vote by telephone by calling the toll-free number listed on the proxy card. Please see your proxy card for specific instructions.

    -- By Mail -- You can vote by mail by signing, dating and mailing the enclosed proxy card.

    By voting by proxy, you will direct the individuals named on the card (your "proxies") to vote your shares at the Annual Meeting in the manner you indicate. The persons named as proxies were selected by the Board of Directors and are either directors or officers of the Company or both. If you sign and return the card without indicating your instructions, then the designated proxies will vote your shares "FOR" the election of all four nominees for director.

    You may revoke or change your proxy at any time before it is exercised by sending a written revocation to the Company's Secretary, by providing a later dated proxy, by voting by telephone at a later time, or by attending the Annual Meeting and voting in person.

    You may have your votes kept confidential by so indicating in the designated place on the proxy card or when prompted during telephone voting. If you are a participant in the Company's 401(k) Retirement Savings Plan, 40l(k) Plan for Represented Employees, or Retirement Accumulation Plan, the proxy card will represent the number of shares allocated to your account under the Plan and will serve as a direction to the Plan's trustee as to how the shares in your account are to be voted.

    Holders of record of Navistar's Common Stock at the close of business on January 7, 2000 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were outstanding 62,176,537 shares of Common Stock. You are entitled to one vote per share, exercisable in person or by proxy, with respect to all matters to come before the Annual Meeting.

QUORUM REQUIREMENTS

    A quorum is necessary to hold a valid meeting. Under the Company's Bylaws at least one-third of the Company's Common Stock must be represented at the Annual Meeting, whether in person or by proxy, to constitute a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker "non-vote" occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

REQUIRED VOTE

    Directors are elected by a plurality vote of shares present (in person or by proxy) at the meeting, meaning that the four nominees for director receiving the highest number of votes will be elected. Abstentions and broker "non-votes" are not counted in determining the number of shares voted for or against any nominee for director.

OTHER MATTERS

    The Board of Directors does not know of any other matters that will be presented at the Annual Meeting other than the proposal discussed in this Proxy Statement. If any other matter properly comes before the Annual Meeting, your proxies will vote your shares in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                             ELECTION OF DIRECTORS

    Our Board of Directors currently is divided into three classes (Class I, Class II, and Class III) for purposes of election. One class is elected at each annual meeting of shareowners to serve for a three-year term.

    Four directors will be elected at the Annual Meeting to serve as Class I directors for a three-year term beginning at this Annual Meeting and expiring at our Annual Meeting in the year 2003. The Board of Directors has nominated Y. Marc Belton, Jerry E. Dempsey, Dr. Abbie Griffin, and Robert C. Lannert for election as Class I directors. Each nominee is presently a director of Navistar. Your proxies will vote your shares FOR the nominees, unless you instruct otherwise. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

    The Company expects each nominee to be able to serve. If a nominee is unavailable for election, the Board may choose another nominee and your proxies will then vote your shares for that nominee or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. The Board currently has 10 members. The Board has authority under the Company's Bylaws to fill vacancies and to increase and decrease its size.

    If you want to recommend a director candidate, you may do so in accordance with the Company's Bylaws which require advance notice to the Company and certain other information. If you are interested in recommending a director candidate, you should request a copy of the Bylaws provisions from the Company's Secretary.

    Class II and Class III directors will continue in office following this Annual Meeting and their term will expire in 2001 (Class II) or 2002 (Class
III). The following are brief biographies of each of the directors and director nominees.

NOMINEES FOR CLASS I DIRECTORS WHOSE TERMS EXPIRE 2003

    Y. MARC BELTON, 40, director since February, 1999. He is Senior Vice President of General Mills, Inc. and President of the "Big G" Division since July 1999. General Mills, Inc. is engaged in the manufacture and marketing of consumer food products. From 1997 to 1999 he was President of New Ventures. From 1994 to 1997 he was President, Snacks Division. He was named Vice President of General Mills in 1991. He serves on the board of directors of Urban Ventures and the New Union in Minneapolis as well as the Board of Trustees of Northwestern College. He is a member of the Executive Leadership Council and the Minnesota Prayer Breakfast. COMMITTEES: AUDIT AND COMPENSATION AND GOVERNANCE.

    JERRY E. DEMPSEY, 67, director since 1984. He is the retired Chairman of the Board and Chief Executive Officer of PPG Industries, Inc., a diversified global manufacturer of glass, protective coatings and chemicals, a position he had held from 1993 to 1997. He is a director of Eastman Chemicals and Birmingham Steel Corporation. He is a member of the Dean's Advisory Board for Clemson University's School of Engineering, Chairman of the President's Advisory Council, and Co-Chairman of the Commission on the Future of Clemson University. He serves as a Trustee of the Pittsburgh Theological Seminary and is a director of the Greenville Symphony. COMMITTEES: COMPENSATION AND GOVERNANCE (CHAIR), EXECUTIVE, AND FINANCE.

    DR. ABBIE J. GRIFFIN, 45, director since 1998. She is a Professor of Business Administration at the University of Illinois, Urbana-Champaign since 1997. She was Associate Professor of Marketing and Production Management from 1993 to 1997 at the University of Chicago, Graduate School of
Business.  COMMITTEES: FINANCE AND AUDIT.

    ROBERT C. LANNERT, 59, director since 1990. He is Executive Vice President and Chief Financial Officer of Navistar since 1990. He is President of the Des Plaines Valley Council of the Boy Scouts of America.

CLASS II DIRECTORS WHOSE TERMS EXPIRE 2001

    MICHAEL N. HAMMES, 58, director since 1996. He is Chairman and Chief Executive Officer of the Guide Corporation, a major supplier of automotive lighting components, since 1998. He was Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/ home products, from 1993 to 1997. He is a director of Johns Manville Company and Sunrise Medical, and a member of the Board of Visitors of Georgetown University's School of Business. COMMITTEES:
FINANCE AND COMPENSATION AND GOVERNANCE.

    JOHN R. HORNE, 61, director since 1990. He is Chairman of the Board of Directors since 1996, and President and Chief Executive Officer of Navistar since 1995. He was President and Chief Operating Officer for Navistar from 1990 to 1995. Mr. Horne serves on the Board of Directors of the National Association of Manufacturers (NAM), Intermet Company, and Junior Achievement of Chicago (Chairman); is a member of the Board of Trustees of Taylor University in Upland, Indiana; serves on the Mechanical Engineering Industrial Advisory Council for Purdue University; and is a member of the Conference Board, the Economic Club of Chicago and the Executives' Club of Chicago. COMMITTEE: EXECUTIVE (CHAIR).

    WILLIAM F. PATIENT, 65, director since 1996. Mr. Patient is the retired Chairman of the Board and Chief Executive Officer of the Geon Company, positions he held from 1993 until his retirement in June 1999. The Geon Company manufactures polyvinyl chloride (PVC) resins and compounds, which are used in a wide variety of applications, including household appliances, business machines and construction products. He is a director of The Geon Company and National City Bank in Cleveland, and chairs the Board of Trustees for Cleveland State University. COMMITTEES: AUDIT AND COMPENSATION AND GOVERNANCE.

CLASS III DIRECTORS WHOSE TERMS EXPIRE 2002

    WILLIAM F. ANDREWS, 68, director since 1984. He is Chairman of Northwestern Steel & Wire Co., a manufacturer of steel rods, wire and beams, since 1999. He also is Chairman of Scovill Fasteners, Inc., a manufacturer of apparel and industrial fasteners, since 1995. From 1995 to 1999 he served as Chairman of Schrader, Inc. a manufacturer of tire valves and automotive accessories. From 1992 to 1995 he served as Chairman, President and Chief Executive Officer at Amdura Company, a manufacturer of products for construction and agricultural machinery. He is a director of Johnson Controls, Inc., Katy Industries, Inc., Black Box Corp., Dayton Superior Corp., and Trex Corporation. COMMITTEES:
FINANCE (CHAIR), COMPENSATION AND GOVERNANCE, AND EXECUTIVE.

    JOHN D. CORRENTI, 52, director since 1994. He is Chairman and Chief Executive Officer of Birmingham Steel Corporation, a manufacturer of steel and steel products, since December 1999. Mr. Correnti resigned as Chief Executive Officer, President and Vice Chairman of Nucor Company, one of the largest steel manufacturers in the U.S., in June 1999, a position he had held since 1996. From 1991 to 1996 he served as President and Chief Operating Officer and as a director of Nucor. He is a director of Harnischfeger, Inc. and Steel Manufacturers Association. COMMITTEES: AUDIT AND COMPENSATION AND GOVERNANCE.

    ALLEN J. KROWE, 67, director since 1997. He retired as Vice Chairman from Texaco Inc., a global energy company, in 1997, a position he had held since 1993. From 1988 to 1995 he served as Chief Financial Officer of Texaco. He is a director of the University of Maryland Foundation, PPG Industries, Inc., and IBJ Whitehall Bank and Trust Company. COMMITTEES: AUDIT (CHAIR), EXECUTIVE, AND FINANCE.

ADDITIONAL DIRECTOR

    In July 1993, the Company restructured its post-retirement health care and life insurance benefits pursuant to a settlement agreement which required, among other things, the addition of a seat on the Company's Board of Directors. The director's seat is filled by a person appointed by the United Automobile, Aerospace & Agricultural Implement Workers of America (the "UAW"). This director is not part of the classes referred to above and is not standing for election by shareowners at the Annual Meeting. From 1995 until his death in August 1999, the seat was occupied by Walter Laskowski, International Vice President of the UAW. As of the date of this Proxy Statement, the seat is vacant.

                         BOARD MEETINGS AND COMMITTEES

    In fiscal year 1999 our full Board met 7 times, one of which was an executive session to evaluate the performance of the Board. In addition, the Board's non-employee directors met once in an executive session to evaluate the performance of the Chief Executive Officer. All of the directors attended at least 75% of all the meetings of the Board and the committees on which he or she serves.

    Our Board has 4 standing committees. Committee membership is noted for each director next to the director's name in the biographical section above.

    EXECUTIVE COMMITTEE -- The Executive Committee is composed of 4 directors, a majority of whom are not employees of the Company. The Committee represents the Board between meetings for the purpose of consulting with officers, considering matters of importance and either taking action or making recommendations to the Board. The Committee held no meetings in fiscal year 1999.

    AUDIT COMMITTEE -- The Audit Committee is composed of 5 directors, none of whom is an employee of the Company. The Committee oversees our financial reporting process on behalf of the Board. During 1999, the Committee reviewed the 1999 audit plans of the Company's independent public accountants and of our internal audit staff, reviewed the audit of our accounts with the independent public accountants and the internal auditors, considered the adequacy of audit scope and reviewed and discussed with the auditors and management the auditors' reports. The Committee recommended to the Board the selection of the Company's independent public accountants. The Committee also reviewed environmental surveys and compliance activities for the Company's facilities, the Corporation's Y2K readiness program, and the expense accounts of principal executives. In fiscal year 1999, the Committee held 4 meetings.

    FINANCE COMMITTEE -- The Finance Committee is composed of 5 directors, none of whom is an employee of the Company. The Committee reviews the Company's financing requirements; custody and management of assets which fund the pension and retirement savings plans of the Company's subsidiaries; procedures by which projections and estimates of revenues, expenses, earnings and cash flow are developed; dividend policy; and operating and capital expenditure budgets. The Committee also monitors the Company's relationship and communications with our lenders and our financial disclosure policy. In fiscal year 1999, the Committee held 6 meetings.

    COMMITTEE ON COMPENSATION AND GOVERNANCE -- The Committee on Compensation and Governance is composed of 6 directors, none of whom is an employee of the Company. The Committee recommends to the Board the election, structure, responsibilities and compensation of all executive officers. The Committee also has responsibilities for the organization of the Board. The Committee reviews and makes recommendations to the Board concerning nominees for election as directors. Upon management's recommendation, the Committee also reviews basic changes to non-represented employees' base compensation and incentive and benefit plans. The Committee held 6 meetings in fiscal year 1999.

                            DIRECTORS' COMPENSATION

    Directors who are Navistar employees receive no fees for their service as directors. Directors who are not employees of the Company receive separate compensation for Board service. That compensation includes:

                        Annual Retainer:        $26,000

                        Attendance Fees:        $1,000 for each Board meeting
                                                $1,000 for each committee meeting
                                                Expenses related to attendance

                        Committee Chairman
                          Additional Retainer:  $3,000

                        Stock Options:          2,000 shares annually (The exercise price of
                                                these options is equal to the fair market
                                                value of Navistar's Common Stock on the
                                                first business day after the date of grant.
                                                The options expire 10 years after the grant
                                                date.)

At least one-fourth of the annual retainer is paid in the form of restricted stock. Under Navistar's Non-Employee Directors Deferred Fee Plan, directors may defer payment of fees in cash or in restricted stock.

    Directors who are not employees of the Company receive retirement fees if they serve on the Board for at least five years. The annual retirement fee is equal to a percentage of the annual retainer at the time of the director's retirement. Directors who joined the Board prior to 1994 receive 100% of the annual retainer. Directors who joined the Board after that time receive 50% of the annual retainer, which increases by 10% for each year of service beyond five years, with a maximum retirement fee of 100% of the annual retainer for ten years of service. Retirement fees are paid to the director and, upon his or her death, to the director's spouse. Payment begins on the later of the director's retirement or age 65. Retirement fees continue for a period equal to the number of years the director served on the Board. However, in the event of the death of the director (or the director's spouse, if the director is survived by his or her spouse), retirement fees automatically terminate. A director's right to receive retirement fees will vest automatically in the event of a change in control of the Company as defined in the retirement agreement.

           NAVISTAR COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

    This table shows how much Common Stock the executive officers and directors beneficially own as of December 31, 1999. In general, "beneficial ownership" includes those shares a director or executive officer has the power to vote or transfer, and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares beneficially owned by them.

                                                                        NUMBER OF SHARES
                                                       --------------------------------------------------
                                                                            OBTAINABLE
                                                                             THROUGH
                                                                           STOCK OPTION
NAME/GROUP                                             OWNED(1)(2)           EXERCISE             TOTAL
----------                                             -----------         ------------         ---------
William F. Andrews...............................          2,740                8,250              10,990
Y. Marc Belton...................................              0                    0                   0
Robert A. Boardman...............................         41,050               37,334              78,384
John J. Bongiorno................................         42,880               57,638             100,518
John D. Correnti.................................          1,941                8,500              10,441
Jerry E. Dempsey.................................          2,640               10,250              12,890
Dr. Abbie Griffin................................            410                2,000               2,410
Michael N. Hammes................................          1,420                6,000               7,420
John R. Horne....................................        176,628              307,717             484,345
Allen J. Krowe...................................         11,570                4,000              15,570
Robert C. Lannert................................        126,184              206,467             332,651
William F. Patient...............................          4,433                6,000              10,433
Daniel C. Ustian.................................         44,426               56,933             101,359

All Directors and Executive Officers as a
  Group..........................................        677,129              938,799           1,615,928

----------

(1) Includes shares over which there is shared investment power as follows:
    Mr. Andrews -- 2,740 shares; Mr. Lannert -- 25,000 shares; Directors and Executive Officers as a Group -- 27,740 shares. Includes shares over which there is shared voting power as follows: Mr. Lannert 25,000 shares; Directors and Executive Officers as a Group -- 25,000 shares.

(2) The number of shares shown for each executive officer (and all executive officers as a group) includes the number of shares of Navistar Common Stock owned indirectly, as of December 31, 1999, by such executive officers in our 401(k) Retirement Savings Plan and Retirement Accumulation Plan, as reported to us by the Plan trustee.

    Under our Stock Ownership Program executives may defer their cash bonus into deferred share units ("DSUs"). If an executive officer has elected to defer cash bonus, the number of shares shown for such executive officer includes these DSUs. These DSUs vest immediately (but may not settle within 60 days of December 31, 1999). The number of shares shown for each executive officer (and all executive officers as a group) also includes premium share units ("PSUs") that were awarded under the Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded (but may not settle within 60 days of December 31, 1999).

    Under Navistar's Non-Employee Directors Deferred Fee Plan, directors may defer the portion of their retained fee payable in restricted stock. If a director has elected to defer this portion of the retained fee into phantom stock units, these phantom stock units are shown in this column.

    As of December 31, 1999, all directors and executive officers as a group beneficially owned 2.6% of the outstanding shares of Common Stock. No person named in the table above beneficially owned more than 1% of the outstanding shares of Common Stock.

              PERSONS OWNING MORE THAN 5% OF NAVISTAR COMMON STOCK

    This table indicates, as of December 31, 1999, all persons we know to be beneficial owners of more than 5% of Navistar's Common Stock. This information is based on Schedule 13G reports filed with the U.S. Securities and Exchange Commission by each of the firms listed in the table below.

                                                        TOTAL AMOUNT
                                                        AND NATURE OF
                                                         BENEFICIAL
                NAME AND ADDRESS                          OWNERSHIP              PERCENT OF CLASS
                ----------------                        -------------            ----------------
The Prudential Insurance Company of America
751 Broad Street
Newark, New Jersey 07102-3777....................         4,774,174(A)                  7.7%

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013.........................         3,854,699(B)                  6.2%

Salomon Brothers Holding Company
388 Greenwich Street
New York, New York 10013.........................         3,854,699(B)                  6.2%

Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013.........................         4,136,387(C)                  6.7%

Citigroup Inc.
153 East 53rd Street
New York, New York 10043.........................         4,155,317(D)                  6.7%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109......................         9,834,690(E)                 15.8%

     ---------------

     (A) As reported in a Schedule 13G, as amended, dated January 29, 1999, filed with the U.S. Securities and Exchange Commission by The Prudential Insurance Company of America. It is reported in the Schedule 13G that The Prudential Insurance Company of America has sole voting power with respect to 295,070 shares and shared voting power with respect to 4,423,974 shares; and sole dispositive power with respect to 295,070 shares and shared dispositive power with respect to 4,479,104 shares.

     (B) As reported in a Schedule 13G, dated February 12, 1999, filed with the U.S. Securities and Exchange Commission by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company Inc. ("SBHC"), Salomon Smith Barney Holdings Inc. ("SSBH"), and Citigroup Inc. ("Citigroup"). It is reported in the Schedule 13G that SSB and SBHC each have shared voting power and dispositive power with respect to 3,854,699 shares. SBHC is the sole stockholder of SSB, SSBH is the sole stockholder of SBHC, and Citigroup is the sole stockholder of SSBH. Each of Citigroup and SSBH disclaims beneficial ownership of all shares reflected in said Schedule 13G.

     (C) As reported in a Schedule 13G, dated February 12, 1999, filed with the U.S. Securities and Exchange Commission by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company Inc. ("SBHC"), Salomon Smith Barney Holdings Inc. ("SSBH"), and Citigroup Inc. ("Citigroup"). It is reported in the Schedule 13G that SSBH has shared voting power and dispositive power with respect to 4,136,387 shares. SBHC is the sole stockholder of SSB, SSBH is the sole stockholder of SBHC, and Citigroup is the sole stockholder of SSBH. Each of Citigroup and SSBH disclaims beneficial ownership of all shares reflected in said Schedule 13G.

     (D) As reported in a Schedule 13G, dated February 12, 1999, filed with the U.S. Securities and Exchange Commission by Salomon Smith Barney Inc. ("SSB"), Salomon Brothers Holding Company Inc. ("SBHC"), Salomon Smith Barney Holdings Inc. ("SSBH"), and Citigroup Inc. ("Citigroup"). It is reported in the Schedule 13G that Citigroup has shared voting power and dispositive power with respect to 4,155,317 shares. SBHC is the sole stockholder of SSB, SSBH is the sole stockholder of SBHC, and Citigroup is the sole stockholder of SSBH. Each of Citigroup and SSBH disclaims beneficial ownership of all shares reflected in said Schedule 13G.

     (E) As reported in a Schedule 13G, as amended, dated September 29, 1999, filed with the U.S. Securities and Exchange Commission by FMR Corp. ("FMR"), Edward C. Johnson, 3d, Chairman of FMR, Abigail P. Johnson, a Director of FMR, and Fidelity International Limited. It is reported in the Schedule 13G that (1) FMR has sole dispositive power with respect to 9,161,750 shares and sole voting power with respect to 2,292,990 shares,
       (2) Edward C. Johnson, 3d and Abigail P. Johnson have sole dispositive power over these shares, and (3) these shares represented (a) 6,508,960 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, as a result of acting as investment advisor to various investment companies ("Funds"), (b) 2,652,790 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts, and (c) 672,940 shares beneficially owned by Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, a company of which a partnership controlled by Mr. Johnson and family members owns approximately 40% of the voting stock, as a result of acting as investment adviser to various non-U.S. investment companies and certain institutional investors. The voting power with respect to the 6,508,960 shares beneficially owned by Fidelity is held by the Board of Trustees of the various investment companies of which Fidelity is the investment advisor. FMR, Edward C. Johnson, 3d, and the Funds collectively each has the sole power to dispose of the 6,508,960 shares beneficially owned by Fidelity.

                             EXECUTIVE COMPENSATION

COMMITTEE ON COMPENSATION AND GOVERNANCE EXECUTIVE COMPENSATION REPORT

    INTRODUCTION

    The Board's Committee on Compensation and Governance ("Committee") establishes, administers, and monitors all compensation and benefit programs under which executive benefits are provided and compensation is paid or awarded to the Company's executive officers. Specifically the Committee reviews the performance of executive officers and makes compensation decisions with respect to the Company's executive officers, given the overall successes of the individual executives and the organization as a whole.

    COMPENSATION PHILOSOPHY AND OBJECTIVES

    The executive compensation program is designed to closely align executive compensation with corporate and individual performance and the total return to shareowners. The Company has developed an overall compensation philosophy that is built on a foundation of guiding principles:

   - COMPETITIVE POSITIONING: To attract and retain the executive talent required to achieve the Company's goals through a market competitive total remuneration package.

   - PERFORMANCE ORIENTATION: Executive compensation has a strong individual performance-based link, and is designed to promote an alignment of interests between shareowners and senior executives.

   - EQUITY: Our compensation programs are fair and equitable, and create no advantage for any one individual or group on the basis of age, service, or other non-performance related criteria.

   - OWNERSHIP AND RESPONSIBILITY: The Company has designed a compensation program that recognizes individual contributions as well as linking executive and shareowner interests through compensation programs that are based on common measures of financial success.

    MARKET COMPENSATION REVIEW

    In 1999 the Committee conducted a comprehensive review of the executive compensation program to ensure that pay opportunities are competitive with the current market, and that there is an appropriate link between company and individual performance, the Company's stated compensation philosophy, and actual executive compensation. This process included consultation with an independent compensation and benefits consulting firm throughout the year on such issues as base salaries, incentive awards, and overall compensation and benefits philosophy. The Committee reviews executive compensation against peer groups of companies with which the Company competes for talent. Competitive executive compensation data was gathered from the following industry and peer groups:

   -  A group of aerospace, automobile, and other transportation companies, and

   - A custom peer group of 17 companies reflecting a cross section of automotive companies, and companies with $6 to $10 billion in revenues.

    The Committee believes that the market in which the Company competes for talent is growing in breadth and scope. Therefore, we feel it is relevant to include in our compensation review not only some of those companies that make up the Standard and Poor's Heavy Duty Truck & Parts Index, which appears in the Performance Graph in this Proxy Statement, but also those organizations that we view as a relevant source for executive talent.

    The Company has established and communicated to executives a policy of targeting base salaries at the 50th percentile of the competitive market. Our incentive compensation is targeted to reward executives with total compensation at the 50th percentile of the market for target corporate performance, and at the 75th percentile for distinguished corporate performance. This philosophy was adhered to in setting base salaries and granting annual incentive awards in 1999.

    POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of The Internal Revenue Code of 1986 provides that a public company generally may not deduct the amount of annual compensation paid to certain executive officers which is more than $1 million. The provision does not apply to certain performance-based compensation that meets the requirements contained in IRS regulations. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements. The Committee has considered the effect of this Internal Revenue Code limitation, and has concluded that the limitation will not have any significant effect on the Company's income tax liability.

    ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of the Company's executive compensation program include base salary, an annual incentive program, and long-term incentives. Although each decision relative to these compensation programs has to be undertaken separately, the Committee considers the total compensation and benefits package (including salary, incentives, stock options, pension benefits, supplemental retirement benefits, insurance and other benefits) when making any compensation decision. Also, in considering the individual performance of the executives named in this proxy statement, the Committee takes into consideration the opinions and recommendations of Mr. Horne, the Chief Executive Officer, for positions other than his own.

    BASE SALARY

    Base salaries for executive officers are determined initially by evaluating and comparing the responsibilities of their positions and experiences and by reference to the competitive marketplace for executive talent. Salary adjustments are determined by evaluating the performance of the Company and of each executive. In addition, the market is surveyed to determine average year over year industry changes in executive pay.

    Based on the competitive survey conducted by the outside consultants and a subjective review of individual performance, the Committee increased base pay of the executives named in the Summary Compensation Table by an average of 9% in 1999. These increases in base pay resulted in the group of executive officers who are paid at the median of the competitive market.

    ANNUAL INCENTIVE

    A substantial portion of the Company's executive compensation package is contingent upon the Company attaining financial and non-financial performance goals established by the Committee prior to the beginning of each fiscal year. Approximately 485 participants are eligible for annual incentive payments. The target annual incentive varies by organization level, from 25% of base salary for managers to 100% of base salary for the Chief Executive Officer. In 1997, the Committee established a performance goal based on the Company's return on equity. For 1999, the Committee structured the formula so participants receive an incentive award equal to 100% of the target if the performance goal was achieved and a payout as much as 150% of the target incentive if the goal was exceeded.

    The Committee also approved several revisions that will be put into effect for the 2000 annual incentive plan. The changes will increase the incentive targets certain levels of management employees can receive, as a percent of their base salary, and increase the target multiplier to 200% of target at distinguished levels of Company performance.

    LONG-TERM INCENTIVES

    In recent years, the Company has delivered long-term incentive compensation entirely in annual stock option grants to all executives. Option grants are made to executives at the fair market value price on the date of grant and expire on the 10th anniversary of the grant. In

1999, one-third of the options granted become exercisable on each of the first, second and third anniversaries of the grant.

    When determining the size of the option grants made to executives, the Committee again considered the results of a competitive compensation survey conducted by an outside consulting firm.

    The Company feels strongly that it is important to encourage senior executives to hold significant amounts of Navistar stock, thereby tying their long-term economic interest directly to that of the shareowners. To achieve this goal, the Company has implemented stock ownership guidelines for those executives. The Company's stock ownership targets apply to approximately 35 executives, the majority of whom hold the title of staff vice president and above. Executives are expected to attain their respective ownership level within five years. These executives have ownership requirements that range from 75% to 300% as a percent of base salary. Currently, the average number of shares owned by these executives exceeds the required number of shares.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Horne's 1998 base salary was significantly below the median base salary for comparable positions, according to the compensation survey conducted that same year. As a result of this below market competitive pay level for Mr. Horne's base salary, his 1999 salary was increased by $100,000 to $850,000 which, according to the compensation survey, is still 16% below the 50th percentile of the Company's competitive market. However, it was the Committee's preference to increase the base salary, but still lag the 50th percentile, and to increase his incentive potential. As a result, the Committee increased
Mr. Horne's maximum annual incentive plan from 150% to 200% of target for distinguished performance.

    Mr. Horne's 1999 annual cash incentive payment was awarded on the achievement of a very challenging return on equity goal for the Company established by the Committee, as well as the achievement of various non-financial goals of each business unit. These non-financial goals include, but are not limited to, culture initiatives, product developments, Y2K readiness, safety and manufacturing improvements. The incentive awards paid in 2000 reflect the outstanding achievement of these fiscal 1999 goals. Mr. Horne received 200% of his annual incentive payment for fiscal year 1999 for a total annual incentive payment of $1,700,000 as recognition of this goal achievement.

    In fiscal year 1999, Mr. Horne was also granted an option to purchase 142,000 shares of Common Stock. This award is both competitive and commensurate with market practice given the recent outstanding Company and individual performance.

    It is the Committee's view that the Company's executive compensation programs and awards provide a significant link between individual and corporate performance and compensation paid. We also believe that the programs are appropriate in the current competitive market and in the shareowners' interests.

                                          Committee on Compensation and
                                          Governance

                                          Jerry E. Dempsey, Chairperson
                                          William F. Andrews
                                          Y. Marc Belton
                                          John D. Correnti
                                          Michael N. Hammes
                                          William F. Patient

PERFORMANCE GRAPH

    This graph shows the yearly percentage change in the Company's cumulative total shareowner return on Navistar's Common Stock during the last five fiscal years ended October 31, 1999. The graph also shows the cumulative total returns of the S&P 500 Index and the S&P Truck and Parts Index.

    The comparison assumes $100 was invested on October 31, 1994, in Navistar Common Stock and in each of the indices shown and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
NAVISTAR COMMON STOCK, S&P 500 INDEX AND S&P TRUCKS & PARTS
INDEX
FISCAL YEAR ENDING OCTOBER 31
DOLLARS
                                                              NAVISTAR  S&P 500  S&P TRUCKS & PARTS
94                                                               100.0    100.0               100.0
95                                                                78.1    123.1                93.5
96                                                                71.4    149.3               113.3
97                                                               176.7    193.6               192.1
98                                                               159.0    232.6               159.2
99                                                               320.0    288.5               219.6

EXECUTIVE COMPENSATION TABLES

    This table provides compensation information for the fiscal years 1997, 1998 and 1999 for the Company's Chief Executive Officer and the four next most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                --------------------------
                                                                                RESTRICTED      SECURITIES
                                                 ANNUAL COMPENSATION              STOCK         UNDERLYING       ALL OTHER
                                             ----------------------------         AWARDS         OPTIONS/       COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR        SALARY ($)      BONUS ($)(1)       ($) (2)(3)       SARS (#)         ($) (4)
---------------------------    --------      ----------      ------------       ----------      ----------      ------------
John R. Horne ...............    1999         $833,333        $1,700,000                0        142,000          $19,500
Chairman, President and          1998         $716,667        $  900,000                0         63,000          $21,134
Chief Executive Officer          1997         $650,000        $  480,000         $452,575         73,800          $11,893

Robert C. Lannert ...........    1999         $450,000        $  488,750                0         48,000          $ 7,966
Executive Vice President and     1998         $441,667        $  500,000                0         41,000          $10,553
Chief Financial Officer          1997         $425,000        $  300,000         $334,922         47,900          $ 7,071

Daniel C. Ustian ............    1999         $333,333        $  600,000                0         32,000          $ 2,847
President, Engine and Foundry    1998         $288,333        $  375,000         $ 73,292         16,100          $ 3,168
                                 1997         $250,000        $  259,557         $ 86,967         18,900          $ 2,236

John J. Bongiorno ...........    1999         $295,000        $  327,500                0         32,000          $ 6,725
President, Financial Services    1998         $280,000        $  300,000         $ 80,136         16,100          $ 8,634
                                 1997         $250,000        $  166,161         $ 71,903         18,900          $ 6,547

Robert A. Boardman ..........    1999         $293,333        $  297,500                0         21,000          $ 3,038
Senior Vice President and        1998         $271,667        $  250,000         $ 13,779         16,100          $ 3,668
General Counsel                  1997         $255,000        $  181,000         $114,442         18,900          $ 2,838

----------

(1) The amounts shown include the dollar value of bonuses earned in fiscal years 1997, 1998 and 1999 but deferred into deferred share units under the Company's Stock Ownership Program at the election of the named executive officer.

(2) The amounts shown include the dollar value of premium share units representing shares of Common Stock awarded in fiscal years 1997, 1998 and 1999 under the Company's Stock Ownership Program based on (a) the attainment of certain stock ownership thresholds by the named executive officer and/or
    (b) the election of the named executive officer to defer a portion of his future cash bonus into deferred share units.

(3) The number and value of the aggregate premium share ("PSUs") units on October 31, 1999 for each of the persons named above is as follows:
    Mr. Horne 24,851 PSUs with an aggregate value of $1,043,742; Mr. Lannert 16,250 PSUs with an aggregate value of $682,500; Mr. Ustian 7,025 PSUs with an aggregate value of $295,050; Mr. Bongiorno 6,286 PSUs with an aggregate value of $264,012; and Mr. Boardman 6,377 PSUs with an aggregate value of $267,834. The PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Holders of PSUs receive dividends at the same time and at the same rate as other Common Stock owners.

(4) The amounts shown represent life insurance premiums paid by the Company for the persons named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1999

                                                           INDIVIDUAL GRANTS
                                   ------------------------------------------------------------------
                                     NUMBER OF         % OF TOTAL
                                    SECURITIES        OPTIONS/SARS
                                    UNDERLYING         GRANTED TO         EXERCISE                          GRANT DATE
                                   OPTIONS/SARS       EMPLOYEES IN      OR BASE PRICE      EXPIRATION        PRESENT
              NAME                  GRANTED (#)       FISCAL YEAR         ($/SH)(4)           DATE         VALUE ($)(5)
              ----                 -------------      ------------      -------------      ----------      ------------
John R. Horne....................    4,428(1)              .35              25.87           12-15-08            36,088
                                   137,572(2)            10.82              25.87           12-16-08         1,121,212

Robert C. Lannert................    4,428(1)              .35              25.87           12-15-08            36,088
                                    43,572(4)             3.43              25.87           12-16-08           355,112
                                     1,974(2)(3)           .16              38.19           12-21-02            16,088

Daniel C. Ustian.................    4,428(1)              .35              25.87           12-15-08            36,088
                                    27,572(2)             2.17              25.87           12-16-08           224,712

John J. Bongiorno................    4,428(1)              .35              25.87           12-15-08            36,088
                                    27,572(2)             2.17              25.87           12-16-08           224,712

Robert A. Boardman...............    4,428(1)              .35              25.87           12-15-08            36,088
                                    16,572(2)             1.30              25.87           12-16-08           135,062

----------

(1) Incentive Stock Options

(2) Non-Qualified Options

(3) Restoration options with the following terms: granted at fair market value; becoming exercisable two years from the grant date, or, if sooner, one month before the end of the remaining term of the options they replaced; and expiring coincident with the options they replaced. Restoration options are issued when an executive uses shares of Company Common Stock to pay the option exercise price of a previously issued option.

(4) All options (other than restoration options) become exercisable under the following schedule: one-third on the first anniversary of the grant, one-third on the second anniversary, and one-third on the third anniversary.

(5) The Black-Scholes model was used to calculate the grant date present value of the options granted. The following assumptions were used to estimate the value of options: a 4.0 year expected life of the options; a dividend yield of 0%; expected volatility for Navistar Stock of 35.1%; and a risk-free rate of return of 4.5%.

            AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR 1999
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                         NUMBER OF
                                                                         SECURITIES           VALUE OF
                                                                         UNDERLYING          UNEXERCISED
                                                                        UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS        OPTIONS/SARS
                                                                      1999 FISCAL YEAR       1999 FISCAL
                                                                          END (#)           YEAR END ($)
                                           SHARES                     ----------------   -------------------
                                        ACQUIRED ON       VALUE         EXERCISABLE/        EXERCISABLE/
                                        EXERCISE (#)   REALIZED ($)    UNEXERCISABLE        UNEXERCISABLE
                                        ------------   ------------   ----------------   -------------------
John R. Horne.........................          0              0      257,320/184,000    7,260,045/3,327,625
Robert C. Lannert.....................     18,937        277,808       181,630/77,307    5,148,341/1,398,608
Daniel C. Ustian......................      6,000        169,500        41,099/42,733        888,075/775,331
John J. Bongiorno.....................          0              0        42,604/42,733        874,592/775,331
Robert A. Boardman....................          0              0        24,967/31,733        447,050/582,830

TERMINATION ARRANGEMENTS

    To assure stability and continuity of management, the Company has entered into executive termination agreements with each of its executive officers. The agreements provide that if the officer's employment is terminated by the Company for any reason other than for cause, as defined in the agreement, the officer will receive a lump sum payment varying in amounts from 200% of his or her annual base salary plus annual target bonus (for the Chief Executive Officer) to 150% of his or her annual base salary plus annual target bonus (for the other executive officers). However, if the officer's employment is terminated by the Company within 3 years after a "change in control," the officer will receive a lump sum payment equal to the greater of: (i) three times the officer's current annual base salary plus annual target bonus; and (ii) 295% of the officer's average annual compensation during the previous five years. The agreements' definition of a "change in control" includes the acquisition by any person or group of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. Each agreement expires June 30, 2000 and is then renewed automatically for successive one-year periods unless the Board, six months prior to the renewal date, elects not to renew it.

RETIREMENT PLANS

    The Navistar International Transportation Corp. Retirement Plan for Salaried Employees ("RPSE"), which covers substantially all of the salaried employees of the Company first hired before January 1, 1996, provides annual retirement benefits based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary out of the ten years immediately preceding retirement, reduced by a portion of the Social Security benefits to which it is estimated the participant will be entitled. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. Maximum benefits which may be provided to an employee under the RPSE are subject to the annual pension limitation ($135,000 in 2000, indexed for inflation) imposed for qualified plans under The Employee Retirement Income Security Act ("ERISA"). Such benefits may be subject to further limitation under ERISA because of participation in any defined contribution plan of the Company. In addition, these benefits are subject to a requirement that annual compensation in excess of an annual limit ($170,000 in 2000, indexed for inflation) is not taken into account. Employees who are first hired on or after January 1, 1996 are not eligible to participate in the RPSE.

    With respect to eligible upper level employees who retire at or after age 55 with at least 10 years of credited service, the Company also has a Managerial Retirement Objective ("MRO") Plan. The MRO Plan currently provides a retirement benefit objective based upon age, credited service and "final average annual earnings" computed on the basis of the individual's highest consecutive five years of base salary plus certain short-term incentive compensation out of the ten years immediately preceding retirement. Benefits accrue at a lower rate for service after December 31, 1988, than for service prior to that date. If the annual retirement benefits of any eligible employee from all sources from both the Company contributions and employee contributions (including benefits under the RPSE and a portion of the Social Security benefits to which it is estimated the individual will be entitled, but not including the Navistar International Transportation Corp. 401(k) Retirement Savings Plan or any individual deferred compensation agreements) do not equal the retirement benefit objective under the MRO Plan, the Company will pay the difference to the employee.

Employees who are first hired on or after January 1, 1996 are not eligible to participate in the MRO Plan.

    Substantially all of the salaried employees of the Company, who are first hired on or after January 1, 1996, are covered by the Navistar Retirement Accumulation Plan ("RAP"), which is a defined contribution plan that provides for an annual contribution to be allocated to each participant's retirement account based on an age-weighted percentage of the participant's eligible compensation for the calendar year. The RAP also contains a 401(k) feature and provides for a company match, currently 50% of the first 6% of pre-tax salary reduction contributions made on behalf of the participant.

    The Company also has a Supplemental Executive Retirement Plan ("SERP"). The SERP covers certain executive officers who have attained age 55, and provides annual retirement income objectives to such executive officers who have at least five years of credited service, based upon age, credited service and "final average earnings" (as defined above for purposes of the MRO Plan). SERP objectives range from 30% to 50% of "final average earnings", and are reduced by benefits, if any, under the RPSE and the MRO Plan, by the actuarial equivalent of the executive's retirement account (but not the 401(k) or Company match accounts) under the RAP, by 50% of the participant's social security benefit and by retirement benefits from prior employers. It is estimated that the annual benefits payable under the SERP upon normal retirement (at age 65) to Mr. Bongiorno, would be approximately 8% of his individual "final average earnings" and to Mr. Boardman, would be approximately 11% of his individual "final average earnings." It is estimated that Messrs. Horne, Lannert and Ustian would derive no benefit from the SERP. Payments under the SERP in fiscal 1999 were $288,524.

    In the event of a termination of employment by the Company following a "change in control," certain benefits under the MRO Plan and the SERP will become contractual rights and not subject to change without the consent of those affected employees who have accrued at least five years of credited service as of the date of such termination.

                              PENSION PLAN TABLES

                 ESTIMATED ANNUAL RETIREMENT BENEFIT OBJECTIVE
                        UPON NORMAL RETIREMENT AT AGE 65
           (ASSUMING ALL SERVICE IS EARNED PRIOR TO JANUARY 1, 1989)

  FINAL                                         YEARS OF SERVICE
 AVERAGE           --------------------------------------------------------------------------
  ANNUAL                                                                             35 AND
 EARNINGS              15              20              25              30             OVER
----------         ----------      ----------      ----------      ----------      ----------
$  200,000         $   72,000      $   96,000      $  120,000      $  120,000      $  120,000
   300,000            108,000         144,000         180,000         180,000         180,000
   400,000            144,000         192,000         240,000         240,000         240,000
   500,000            180,000         240,000         300,000         300,000         300,000
   600,000            216,000         288,000         360,000         360,000         360,000
   700,000            252,000         336,000         420,000         420,000         420,000
   800,000            288,000         384,000         480,000         480,000         480,000
   900,000            324,000         432,000         540,000         540,000         540,000
 1,000,000            360,000         480,000         600,000         600,000         600,000
 1,500,000            540,000         720,000         900,000         900,000         900,000
 2,000,000            720,000         960,000       1,200,000       1,200,000       1,200,000
 2,500,000            900,000       1,200,000       1,500,000       1,500,000       1,500,000
 3,000,000          1,080,000       1,440,000       1,800,000       1,800,000       1,800,000

                 ESTIMATED ANNUAL RETIREMENT BENEFIT OBJECTIVE
                        UPON NORMAL RETIREMENT AT AGE 65
            (ASSUMING ALL SERVICE IS EARNED AFTER DECEMBER 31, 1988)

  FINAL                                         YEARS OF SERVICE
 AVERAGE           --------------------------------------------------------------------------
  ANNUAL                                                                             35 AND
 EARNINGS              15              20              25              30             OVER
----------         ----------      ----------      ----------      ----------      ----------
$  200,000         $   51,000      $   68,000      $   85,000      $  102,000      $  120,000
   300,000             76,500         102,000         127,500         153,000         180,000
   400,000            102,000         136,000         170,000         204,000         240,000
   500,000            127,500         170,000         212,500         255,000         300,000
   600,000            153,000         204,000         255,000         306,000         360,000
   700,000            178,500         238,000         297,500         357,000         420,000
   800,000            204,000         272,000         340,000         408,000         480,000
   900,000            229,500         306,000         382,500         459,000         540,000
 1,000,000            255,000         340,000         425,000         510,000         600,000
 1,500,000            382,500         510,000         637,500         765,000         900,000
 2,000,000            510,000         680,000         850,000       1,020,000       1,200,000
 2,500,000            637,500         850,000       1,062,500       1,275,000       1,500,000
 3,000,000            765,000       1,020,000       1,275,000       1,530,000       1,800,000

    The number of years of credited service as of October 31, 1999 for Mr. Horne is 33.3; Mr. Lannert is 36.6; Mr. Ustian is 26.7; Mr. Bongiorno is
18.5 and Mr. Boardman is 9.

CERTAIN RELATED TRANSACTIONS

    The Company established the Navistar International Corporation Stock Ownership Program in 1997 to more closely align the interests of shareowners and the Company's senior management. Under the Program all executive officers and certain senior managers of the Company are required to purchase and hold a specified amount of Navistar's Common Stock equal to a multiple of his or her annual base salary. During 1997, 1998 and 1999 certain executive officers received full-recourse loans for the purchase price of the Common Stock they purchased from the Company. The loans have a five-year term and accrue interest at the applicable federal rate (as determined by Section 1274(d) of the Internal Revenue Code) on the purchase date for loans of such maturity, compounded annually. The loans are unsecured.

    Principal and interest is due at maturity in a balloon payment. The payment of the loan will be accelerated if a participant's employment is terminated for cause or for certain other reasons prior to or following a change of control. In the event of retirement, there is no loan acceleration. The loan may be prepaid at any time at the participant's option.

    The following executive officers of the Company have outstanding loans under the Program. The table indicates the largest amount of the indebtedness outstanding during fiscal year 1999, the interest rate charged, and the aggregate outstanding balance as of December 31, 1999:

                                                    MAXIMUM               AGGREGATE
                                                  INDEBTEDNESS           OUTSTANDING          INTEREST
                                                     DURING             BALANCE AS OF           RATE
                     NAME                       FISCAL YEAR 1999      DECEMBER 31, 1999         (%)
                     ----                       ----------------      ------------------      --------
Robert A. Boardman............................     $  357,595             $  361,360            6.65

John R. Horne.................................      1,228,630              1,302,199            6.65

Thomas M. Hough...............................         59,952                 60,596            6.80
                                                       39,415                 39,830            6.65

David J. Johanneson...........................        325,934                329,366            6.65

J. Steven Keate...............................         95,031                 96,032            6.65

Robert C. Lannert.............................        585,966                592,136            6.65
                                                      586,487                592,433            6.39

Mark T. Schwetschenau.........................         78,673                 79,386            5.68
                                                       55,005                 55,530            5.82

James L. Simonton.............................        133,240                134,643            6.65

Daniel C. Ustian..............................        248,510                251,127            6.65

Dennis W. Webb................................        155,242                156,877            6.65

Brian B. Whalen...............................        232,406                234,853            6.65

                               OTHER INFORMATION

ANNUAL REPORTS

    A copy of our Annual Report, which includes our Consolidated Financial Statements for the three years ended October 31, 1999, was mailed to all shareowners of record as of January 7, 2000. The Annual Report is not to be regarded as proxy soliciting materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Navistar stock with the U.S. Securities and Exchange Commission and the New York Stock Exchange and to provide copies of those reports to the Company. Based on our review of those reports received by the Company, or written representations from certain reporting persons, we believe that in 1999 our directors, executive officers and ten percent shareowners made all required filings on time, except that R. Gary Diaz, a former officer of the Company, filed late three Forms 4 reporting a total of thirteen transactions.

PROXY SOLICITATION

    This solicitation is made on behalf of the Board of Directors. The Company pays for the cost of soliciting these proxies. In addition to solicitation by mail, employees of the Company may solicit proxies personally or by telephone. The Company also reimburses brokerage houses for forwarding proxy materials to shareowners.

SHAREOWNER PROPOSALS FOR THE 2001 ANNUAL MEETING

    Under the rules of the U.S Securities and Exchange Commission, proposals of shareowners intended to be presented at the Company's 2001 Annual Meeting must be received by the Company's Secretary at the principal executive offices of the Company, 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, no later than the close of business on September 20, 2000 for inclusion in the proxy statement and the proxy related to that meeting. In addition, the Company's Bylaws provide that any shareowner wishing to bring any matter before the annual meeting must notify the Company in writing not less than 120 days nor more than 180 days in advance of the meeting, and the notice must meet other requirements contained in the Bylaws.

INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Deloitte & Touche LLP, Two Prudential Plaza, 180 N. Stetson Avenue, Chicago, Illinois 60601, has been selected to examine the financial statements of the Company for the current fiscal year ending October 31, 2000. Representatives of Deloitte & Touch, LLP will be present at the annual meeting, will have the opportunity to make a statement, and will also respond to appropriate questions.

                                          By Order of the Board of Directors,

                                          /s/ STEVEN K. COVEY

                                          Steven K. Covey
                                          Secretary
                                          January 18, 2000

SM-101-71

                       NAVISTAR INTERNATIONAL CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


                                          FOR   WITHHELD   FOR ALL
1.  ELECTION OF DIRECTORS -               ALL     ALL      EXCEPT______________
    01  Y. Marc Belton         02  Jerry E. Dempsey
    03  Dr. Abbie J. Griffin   04  Robert C. Lannert

MARK HERE TO HAVE YOUR VOTE REMAIN      A VOTE FOR ALL NOMINEES LISTED IS
CONFIDENTIAL                            RECOMMENDED BY THE BOARD OF DIRECTORS.

                                        NOTE: Please sign exactly as name
                                        appears hereon. For joint accounts both
                                        owners should sign. When signing as
                                        executor, administrator, attorney,
                                        trustee or guardian, etc., please sign
                                        your full title.

                                        Dated:  _________________________, 2000

                                        X______________________________________
                                                      Signature
                                        X______________________________________
                                                      Signature


THIS PROXY WILL BE VOTED IN ACCORDANCE    / / Do not mail future Annual Reports
WITH SPECIFICATION MADE. IF NO CHOICES        for this account. Another is
ARE INDICATED, THIS PROXY WILL BE VOTED       received at this household.
FOR ALL NOMINEES LISTED.

                                                                         SM-1R



                            -  FOLD AND DETACH HERE -

CONTROL NUMBER


                                VOTE BY TELEPHONE
                            QUICK***EASY***IMMEDIATE

                  CALL***TOLL FREE***ON A TOUCH TONE TELEPHONE
                            1-888-776-5652 - ANYTIME
                    THERE IS NO CHARGE TO YOU FOR THIS CALL.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You will be asked to enter a Control Number which is located in the Box to the left of this form.

                    To vote FOR ALL nominees, Press 1; to WITHHOLD FOR ALL nominees, Press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. If you wish your vote held confidential Press 0 for yes or Press 1 for no.

    WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING
              If you vote by telephone, DO NOT mail back your proxy

PROXY

                       NAVISTAR INTERNATIONAL CORPORATION
              PROXY FOR ANNUAL MEETING TO BE HELD FEBRUARY 22, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS JOHN R. HORNE, ROBERT C. LANNERT, AND ROBERT A. BOARDMAN, AND EACH OF THEM, PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL STOCK OF THE UNDERSIGNED, AT THE ANNUAL MEETING OF NAVISTAR INTERNATIONAL CORPORATION TO BE HELD FEBRUARY 22, 2000, AND AT ANY ADJOURNMENT OR POSTPONEMENTS THEREOF, ON ANY BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. IN THEIR DISCRETION, THE PROXIES ARE HEREBY AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




Dear Shareowner:

       On the reverse side of this card are instructions on how to vote for the election of directors by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. We believe voting this way is convenient and it also saves the Company money.

       We also ask you to notify the Company if you are receiving multiple copies of the Company's Annual Report at your household. You can do so by checking the box under the signature block of the proxy card and mail in your proxy card. If you do so the Company can save money by reducing the number of Annual Reports it must print and mail.

       Thank you for your attention to these matters.


                                       2